Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
THIRD AMENDMENT TO THE
ETF CUSTODY AGREEMENT
THIS THIRD AMENDMENT (this “Amendment”) to the ETF Custody Agreement dated as of August 29, 2022, as amended (the “Agreement”), is made and entered into as of March 29, 2025 (the “Effective Date”) by and between FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS
WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the parties desire to amend Section 15.08 of the Agreement to update the Custodian’s notice address;
WHEREAS, the parties desire to amend Exhibit A of the Agreement;
WHEREAS, the parties desire to amend the fee schedule in Exhibit B of the Agreement; and
WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees.
    NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, the Custodian’s notice address in Section 15.08 is hereby replaced by the following:
U.S. Bank National Association
Lunken Operations Center
CN-OH-L2GL
5065 Wooster Rd
Cincinnati, Ohio 45226
Attn:  Global Fund Custody Support Services
Fax: 844.206.1025
Email: Trust.-.Fund.Custody.Conversion.Team@usbank.com

2.As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

3.As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with the Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
SIGNATURES ON NEXT PAGE

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

FUNDX INVESTMENT TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jeffrey Smith	By:	/s/ Gregory Farley
Name:	Jeffrey Smith	Name:	Gregory Farley
Title:	President	Title:	Senior Vice President
Date:	5/29/2025	Date:	5/30/2025

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
EXHIBIT A
to the Custody Agreement
Separate Series of FundX Investment Trust

Name of Series	Adviser
FundX ETF	One Capital Management, LLC
FundX Aggressive ETF	One Capital Management, LLC
FundX Conservative ETF	One Capital Management, LLC
FundX Flexible ETF	One Capital Management, LLC
FundX Global Equity ETF	One Capital Management, LLC
FundX Future Fund Opportunities ETF	One Capital Management, LLC

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
EXHIBIT B
to the Custody Agreement
Fee Schedule

Custody Services Fee Schedule

The following reflects the greater of the basis points or annual minimum where the applicable adviser as noted on Exhibit A (each an Adviser") acts as investment adviser to certain fund(s) in the FundX Investment Trust ("the Trust")

*Basis points on Trust AUM
First $___ - ___ bp
Balance - ___ bp

*Annual Minimum annual fee per fund:
Funds 1-5 - $___
Funds 6+ - $___
Plus portfolio transaction fees

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial three-year period. Following the initial three-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive three-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a three-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such three-year period. Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
Portfolio Transaction Fees
■$ ___ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ ___ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ ___ - Option/SWAPS/future contract written, exercised or expired
■$ ___ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ ___ - Physical security transaction
■$ ___ - Check disbursement (waived if U.S. Bank is Administrator)
■$___ Manual instructions fee (Additional Per Securities and Cash Transactions)
■$___ Manual Cancellation/Repair Fee (Additional Per Securities and Cash Transactions)

$___ Per Non-USD Wire
$___ Per Non-FX Executed at U.S. Bank
$___ Monthly charge on zero valued securities (Per ISIN)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
$___ Per Proxy Vote cast
$___ Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Chief Compliance Officer Support Fee
■N/A
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional Services fees apply for global servicing. Fund of Fund expenses quoted separately
■$ ___ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - $ ___ filing fee per class action per account, plus ___% of gross proceeds, up to a maximum per recovery not to exceed $ ___.
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus ___%, unless a line of credit is in place.
■Additional fees will apply - Third Party lending.
■$___ per SMA converting into the fund (waived to $___ per SMA for two 351 transfers that will potentially involve ___ SMAs, FundX Global Equity ETF and FundX Future Fund Opportunities ETF).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	___	___	Hungary	___	___	Portugal	___	___
Australia	___	___	Iceland	___	___	Qatar	___	___
Austria	___	___	India	___	___	Romania	___	___
Bahrain	___	___	Indonesia	___	___	Russia	___	___
Bangladesh	___	___	Ireland	___	___	Saudi Arabia	___	___
Belgium	___	___	Israel	___	___	Serbia	___	___
Bermuda	___	___	Italy	___	___	Singapore	___	___
Botswana	___	___	Japan	___	___	Slovakia	___	___
Brazil	___	___	Jordan	___	___	Slovenia	___	___
Bulgaria	___	___	Kenya	___	___	South Africa	___	___
Canada	___	___	Kuwait	___	___	South Korea	___	___
Chile	___	___	Latvia	___	___	Spain	___	___
China Connect	___	___	Lithuania	___	___	Sri Lanka	___	___
China (B Shares)	___	___	Luxembourg	___	___	Sweden	___	___
Colombia	___	___	Malaysia	___	___	Switzerland	___	___
Costa Rica	___	___	Malta	___	___	Tanzania	___	___
Croatia	___	___	Mauritius	___	___	Taiwan	___	___
Cyprus	___	___	Mexico	___	___	Thailand	___	___
Czech Republic	___	___	Morocco	___	___	Tunisia	___	___
Denmark	___	___	Namibia	___	___	Turkey	___	___
Egypt	___	___	Netherlands	___	___	UAE	___	___
Estonia	___	___	New Zealand	___	___	Uganda	___	___
Euroclear (Eurobonds)	___	___	Nigeria	___	___	Ukraine	___	___
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	___	___	United Kingdom	___	___
Finland	___	___	Oman	___	___	Uruguay	___	___
France	___	___	Pakistan	___	___	Vietnam	___	___
Germany	___	___	Panama	___	___	West African Economic Monetary Union (WAEMU)**	___	___
Ghana	___	___	Peru	___	___	Zambia	___	___
Greece	___	___	Philippines	___	___	Zimbabwe	___	___
Hong Kong	___	___	Poland	___	___
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Global Custody Base Fee
Base Fee: A monthly base fee of $___ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions. Plus: Global Custody Transaction Fees - Global Custody transaction fees associate with Sponsor Trades. (See schedule above) A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security. Global Safekeeping and Transaction Fees (See schedule above)
Global Custody Tax Services:
■$ ___ per annum - Global Filing
■$ ___ per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred. A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, SWIFT reporting and message fees.
■"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not to be considered "Sponsor Trades."